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                                                            Exhibit 99.1



[Solutia logo]                                                          News


                                              FOR IMMEDIATE RELEASE

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Contacts: Media and Equity Investors: Liesl Livingston 314-674-7777
          Fixed Income Investors: Kevin Wilson 314-674-4905


                      SOLUTIA INC. ANNOUNCES PRICING OF
                   SENIOR SECURED NOTES AND WARRANT UNITS

         ST. LOUIS, July 2, 2002 --- As part of its previously announced refinancing plan, Solutia Inc. (NYSE:SOI) announced today that it expects to issue through a private placement, 223,000 units consisting of $223 million of senior secured notes due 2009 and warrants to purchase its common stock. The notes were priced at 89.992% of the principal amount and will generate gross cash proceeds of approximately $200 million with a coupon on 11.25% and a yield to maturity of 13.5%. Holders of the notes will also receive warrants for the purchase of 5,533,503 shares of Solutia common stock at a strike price of $7.59 per share, representing a 10% premium over yesterday's close. Solutia intends to use the net proceeds of the offering to repay its $150 million 6.5% notes due October 15, 2002 and to repay a portion of its outstanding bank debt. The offering is expected to close on Tuesday, July 9, 2002 and is subject to customary closing conditions.

         The notes will be issued by SOI Funding Corp., a special purpose entity that will place the proceeds into escrow pending the assumption of the notes by the Company in conjunction with the successful extension of its revolving credit facility currently scheduled to expire on August 13, 2002.

         Solutia Inc. makes this statement to be consistent with the Securities and Exchange Commission's "fair disclosure" guidelines.


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         This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the units or any other securities, nor will there be any sale of the units or any other securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The units will be issued in reliance on the exemption from the registration requirements provided by Rule 144A. None of the units have been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

         This press release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Solutia Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Solutia Inc.'s most recent report on Forms 10-K for the period ending December 31, 2001 and 10-Q for the period ending March 31, 2002 and Solutia Inc.'s other documents on file with the Securities and Exchange Commission. Solutia Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

         Solutia Inc. is a leading, global manufacturer and marketer of a wide variety of high-performance chemical-based materials used for a broad range of consumer and industrial applications. The Company's principal products and services include plastic films used to make laminated safety glass for automotive and architectural applications, branded resins and additives used to produce coatings and adhesives, nylon fibers used to manufacture commercial and residential carpets, and process research and development for the pharmaceutical industry.

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Source: Solutia Inc.
St. Louis
Date 07/02/02